Exhibit 4.11

 [FORM OF FACE OF WARRANT CERTIFICATE]

[To be included on Global Certificates]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS (INCLUDING DRAG-ALONG AND FIRST OFFER RIGHTS) SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF [      ], 2014 BETWEEN ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND WILMINGTON TRUST, NATIONAL ASSOCIATION, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.

A-1

No. [ ]	Certificate for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
ALION SCIENCE AND TECHNOLOGY CORPORATION

THIS CERTIFIES THAT [                        ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”).  Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), [    ] shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) at exercise price specified in the Warrant Agreement (as defined below) (the “Exercise Price”), or by Cashless Exercise referred to below.  This Warrant Certificate shall terminate and become void as of the close of business on [    ] 2024 (the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [      ], 2014 (the “Warrant Agreement”), between the Company and Wilmington Trust, National Association (in such capacity, the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is hereby incorporated herein by reference and made a part hereof.  Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.  A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 1100 North Market Street, Wilmington, DE 19890-1615, Attention: Corporate Capital Markets.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise.  Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.  Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at the time specified in the Warrant Agreement; provided, however, that Holders will be able to exercise their Warrants only if (i) the exercise is pursuant to an effective registration statement under the Securities Act or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after Expiration Date.

In the event of a Liquidity Event, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Liquidity Event; provided, however, that in the event that, in connection with such Liquidity Event, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Liquidity Event, less the Exercise Price.

As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

If the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP Trust”) proposes to sell all of the common stock of the Company owned by the ESOP Trust to a bona fide unaffiliated third party or parties on an arm’s length basis in a single transaction or series of related transactions for cash, the ESOP Trust will have the right on twenty (20) days notice to require the Holders to exercise all of their Warrants and to sell the shares underlying their Warrants that they obtain through their exercise, subject to certain limitations.

If a Holder proposes to transfer its Warrants to an unaffiliated third party, such Holder must first offer to Persons beneficially owning more than five percent (5%) of the Common Stock the option to purchase such Warrants on the same terms and conditions as provided in the proposed sale to such third party.  The right of first offer will remain open for a period of twenty two (22) days, following which the Company will have the option to acquire any remaining Warrants not purchased by such Holders.

Subject to the first offer right of beneficial owners of Common Stock representing more than five percent (5%) of the outstanding Common Stock, if a Holder or group of Holders acting in concert proposes to transfer a beneficial ownership in the Common Stock representing at least thirty percent (30%) of the outstanding Common Stock to an unaffiliated third party, other beneficial owners of the Common Stock shall have the right to include in such proposed sale a pro rata share of such other Holders’ interest in the Common Stock on the same terms and conditions as provided in the proposed sale to such third party.

Except in the case of a sale or issuance for which the Holders are entitled to receive an adjustment pursuant to Article IV of the Warrant

Agreement, the Significant Holders shall have a preemptive right to purchase their pro rata share of all New Securities offered for sale by the Company.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Common Stock.

Upon any partial exercise of the Warrants in certificated form, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised.  This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants.  No fractional shares of Common Stock will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants and payment therefor shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

In connection with the issuance of the Warrants, the Company has issued to the Warrant Agent, for the benefit of the Holders, the Series A Preferred Stock.  Pursuant to the Warrant Agreement and the Series A Preferred Stock Certificate of Designation, the Warrant Agent, upon the direction of the Required Warrant Holders, is entitled to certain consent rights.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

by
Name:
Title:

by
Name:
Title:

DATED:

Countersigned:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Warrant Agent,

by
Authorized Signatory

FORM OF TRANSFER

(To Be Executed Upon Transfer of Warrant)

ALION SCIENCE AND TECHNOLOGY CORPORATION

FOR VALUE RECEIVED, the undersigned registered holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the rights and obligations of the undersigned under this Warrant Certificate, subject to the terms and conditions of the Warrant Agreement, with respect to the number of Warrants set forth below:

Name of Assignee(s)	Address	Social Security, EIN or other identifying number of assignee(s)	Number of Warrants

and does hereby irrevocably constitute and appoint the Company as the undersigned’s attorney to make such transfer on the register maintained by the Company for that purpose, with full power of substitution in the premises.

Each undersigned Assignee hereby (a) acknowledges that the Warrants being transferred to such Assignee are subject to the terms, conditions and limitations of both the Warrant Agreement and the Warrant Certificate and (b) agrees to join and be bound by the terms, conditions and limitations of the Warrant Certificate and the Warrant Agreement (a copy of which was provided to such Assignee) as if such Assignee was an original party thereto.

Date:

(1)
(Signature of Owner)		(Signature of Assignee)

(Street Address)		(Street Address)

(City), (State) (Zip Code)		(City), (State) (Zip Code)

Signature Guaranteed by:		Signature Guaranteed by:

(1)                                 The signature must correspond with the name as written upon the face of the within Warrant Certificate (or the the Depository participant in the case of book-entry Warrants) in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY(2)

The following increases or decreases in this Global Security:

Date of Exchange	Decrease in number of Warrants in this Global Security	Increase in number of Warrants in this Global Security	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

(2)           To be included only if the Warrant is in global form.